                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]         Preliminary Proxy Statement
[ ]         Confidential, for Use of the Commission Only (as permitted by
            Rule 14a-6(e)(2))
[X]         Definitive Proxy Statement
[ ]         Definitive Additional Materials
[ ]         Soliciting Material Pursuant to 14a-11(c) or 14a-12

                     ADVANCED COMMUNICATIONS GROUP, INC.
               (Name of Registrant as Specified In Its Charter)


    ---------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]         No fee required.
[ ]         Fee computed on table below per Exchange Act
            Rules 14a-6(i)(4) and 0-11.

       1)   Title of each class of securities to which transaction applies:

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       2)   Aggregate number of securities to which transaction applies:

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       3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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       4)   Proposed maximum aggregate value of transaction:

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       5)   Total fee paid:

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[ ]         Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:

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       4)   Date Filed:

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

                              ACG  Advanced
                                   Communications
                                   Group, Inc.


                      ADVANCED COMMUNICATIONS GROUP, INC.
                           390 SOUTH WOODS MILL ROAD
                                   SUITE 150
                           ST. LOUIS, MISSOURI 63017

                                   NOTICE OF
                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JULY 29, 1998

      To the Stockholders of Advanced Communications Group, Inc.:

          The Annual Meeting of Stockholders of Advanced Communications Group, Inc. (the "Company"), a Delaware corporation, will be held at the Marriott West Hotel and Conference Center, 660 Maryville Centre Drive, St. Louis, Missouri 63141, on Wednesday, July 29, 1998, at 11:00 a.m., local time, for the following purposes:

          1. To elect four directors for terms expiring in 2001; and

          2. To transact such other business as may properly come before the meeting and all adjournments thereof.

          Stockholders of record as of the close of business on June 3, 1998 are entitled to notice of, and to vote at, the Annual Meeting and all adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the executive offices of the Company not less than ten days prior to the
      Annual Meeting.

                                         By Order of the Board of Directors


                                         WILLIAM H. ZIMMER III
                                         Secretary

      July 9, 1998
      St. Louis, Missouri

          EVEN IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE
      ENCLOSED RETURN ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                      ADVANCED COMMUNICATIONS GROUP, INC.

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS

    The enclosed proxy is solicited on behalf of the Board of Directors of Advanced Communications Group, Inc. (the "Company") for use at the Annual Meeting of its stockholders to be held July 29, 1998 at 11:00 a.m. at the Marriott West Hotel and Conference Center, 660 Maryville Centre Drive, St. Louis, Missouri 63141 (the "Annual Meeting"). If the proxy is executed and returned to the Company, it nevertheless may be revoked at any time before it is exercised (i) by written notice to the Secretary of the Company at the Company's principal executive offices at the address set forth below, (ii) by properly submitting to the Company a duly executed proxy bearing a later date, or (iii) by attending the meeting and voting in person. If matters other than the election of directors properly come before the meeting, the proxy will be voted by the persons named therein in a manner which they consider to be in the best interests of the Company. This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about July 9, 1998.

                                  BACKGROUND

    The Company was incorporated in Delaware in September 1997 to create a regional competitive local exchange carrier that provides an integrated portfolio of telecommunications services principally to business customers in selected service areas of Southwestern Bell Telephone Company and U S WEST Communications, Inc. On February 18, 1998, the Company completed an initial public offering ("IPO") of its common stock, par value $.0001 per share (the "Common Stock").

    In connection with the IPO, the Company acquired all of the outstanding capital stock of Great Western Directories, Inc. ("Great Western Directories"), Valu-Line of Longview, Inc. ("Valu-Line"), Feist Long
Distance Service, Inc. ("Feist Long Distance"), FirsTel, Inc. ("FirsTel"), and Tele-Systems, Inc., substantially all of the assets of Long Distance Management II, Inc., Long Distance Management of Kansas, Inc., The Switchboard of Oklahoma City, Inc., and National Telecom, a proprietorship, and 49% of the outstanding capital stock of KIN Network, Inc. ("KINNET"). In the aggregate, the consideration paid by the Company for the acquisitions included $84.1 million in cash, 3,383,589 shares of Common Stock, $17.4 million in promissory notes, and options and warrants to purchase 1,393,213 shares of Common Stock.

    The Company's principal executive offices are located at 390 South Woods Mill Road, Suite 150, St. Louis, Missouri 63017.

                                    VOTING

    Only the holders of record of the Company's common stock on June 3, 1998 (the "Record Date") are entitled to notice of, and to vote, either in person or by proxy, at the Annual Meeting and all adjournments thereof. At the close of business on the record date, 19,624,920 shares of Common Stock were issued and outstanding. A majority of the outstanding shares of Common Stock on the record date, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each share of Common Stock held of record as of the record date is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. The Board knows of no matters other than the election of directors to be presented for consideration at the Annual Meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

    Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors will be counted for the purpose of determining whether there is a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting is required to elect directors and act on any other matters properly brought before the meeting. "Plurality" means that the nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Consequently, any shares represented at the Annual Meeting but not voted for any reason, have no impact on the election of directors.

                             ELECTION OF DIRECTORS

    The Restated Certificate of Incorporation as amended of the Company (the "Restated Certificate") and the Company's Bylaws (the "Bylaws") provide that the Board shall consist of not less than three and not more than fourteen directors, the exact number of directors to be determined from time to time exclusively by resolution of the Board of Directors. By resolution, the Board recently increased the size of the Board from ten members to eleven, thereby creating a vacancy. The Restated Certificate also provides for a classified Board of Directors divided into three classes whose terms expire at different times. Four members are to be elected to the Board of Directors in 1998, each to serve for a term of three years. Two of the Board's four nominees for election at the 1998 Annual Meeting for terms expiring at the 2001 Annual Meeting of Stockholders, James F. Cragg and David M. Mitchell, are currently directors of the Company. Mr. Fentress Bracewell, a current director whose term expires at the 1998 Annual Meeting, will not stand for reelection. It is intended that Messrs. Robert F. Benton and Marvin C. Moses will replace Mr. Bracewell and fill the aforementioned vacancy.

    The persons named in the enclosed form of proxy intend to vote such proxy for the election of Messrs. Robert F. Benton, James F. Cragg, David M.
Mitchell and Marvin C. Moses as directors of the Company, unless the stockholder indicates on the form of proxy that the vote should be withheld or contrary directions are indicated. If the proxy card is signed and returned without any direction given, stock represented by the form of proxy will be voted FOR the election of the four nominees named in the immediately preceding sentence. The Board of Directors has no reason to doubt the availability of its slate of nominees and each nominee has indicated his willingness to serve if elected. If any nominee shall decline or be unable to serve for any reason, it is intended that, at the discretion of the Board of Directors, the size of the Board will be reduced or the proxies will vote for a substitute nominee or nominees designated by the Board of Directors.


                   INFORMATION AS OF MAY 31, 1998 REGARDING THE BOARD'S NOMINEES FOR ELECTION AS DIRECTORS AT THE
                               1998 ANNUAL MEETING FOR TERMS TO EXPIRE AT THE ANNUAL MEETING IN 2001

                 NAME                       AGE                                  BUSINESS EXPERIENCE
                 ----                       ---                                  -------------------

Robert F. Benton......................      67     Chairman of Orion Systems, Inc., a systems integration company, since
                                                   December 1994; Chairman of Intermedia Communications, Inc. from 1987 to
                                                   December 1994.

James F. Cragg........................      48     Executive Vice President, Sales and Marketing and a Director of the Company
                                                   since December 1997; General Manager and Regional Vice President of Brooks Fiber
                                                   Properties, Inc. ("Brooks Fiber"), a competitive local exchange carrier and a competitive access provider, with responsibilities for directing sales in
                                                   Kansas, Minnesota, Missouri and Tennessee, from January 1997 to December 1997;
                                                   Senior Vice President, Business Markets, for Snyder Communications, Inc., an
                                                   integrated marketing company, with responsibility for managing an outsourced sales channel staffed by 650 sales representatives, from 1995 to 1996; Director of Sales and Marketing for Ernst & Young from 1994 to 1995; various positions with MCI from 1983 to 1994, including Director of Sales and Service for one of
                                                   MCI's sales regions. Director of KINNET.

David M. Mitchell.....................      50     Director of the Company since February 18, investor in the telephone business since 1982 when he founded National Telephone Exchange which he sold, along with two other telephone companies, to U.S. Long Distance in 1991; part owner of
                                                   Valu-Line at the time it was acquired by the Company in February 1998.

Marvin C. Moses.......................      53     Consultant and private investor. Director and consultant of Midcom
                                                   Communications, Inc. from May 1996 to 1997; Vice Chairman and Chief Financial
                                                   Officer of Frontier Corporation from November 1995 to April 1996 and Executive
                                                   Vice President and Chief Financial Officer of Frontier Corporation from August
                                                   1995 to November 1995; Executive Vice President and Chief Financial Officer of
                                                   ALC Communications Corp. from October 1988 to August 1995, the date ALC
                                                   Communications Corp. was acquired by Frontier Corporation.

                                       2

                                 INFORMATION AS OF MAY 31, 1998 REGARDING THE DIRECTORS WHOSE TERMS
                                         EXPIRE AT THE 1999 ANNUAL MEETING OF STOCKHOLDERS

                 NAME                       AGE                                  BUSINESS EXPERIENCE
                 ----                       ---                                  -------------------

Todd J. Feist.........................      34     Director of the Company and Vice President of the Company's Telecommunications
                                                   Services Group Central Region, since February 18, 1998; President of Feist Long
                                                   Distance since February 1996; Network Manager for Feist Long Distance since
                                                   April 1994; Distribution Manager of Feist Long Distance from 1987 to 1994.

E. Clarke Garnett.....................      38     Director of the Company since February 18, 1998; President of KINNET, KINNI,
                                                   L.C. ("KINNI"), the entity that provides management services to KINNET and
                                                   Liberty Cellular, Inc. ("Liberty") (the owner of 51% of the outstanding capital stock of KINNET) since November 1996; Executive Vice President of each of the aforementioned companies since May 1994 and Executive Director of those companies since June 1992.

Richard O'Neal........................      57     Director and President--Directory Services Group of the Company, since February
                                                   18, 1998; founder and President of Great Western Directories since 1984.

William H. Zimmer III.................      44     Director, Executive Vice President, Chief Financial Officer, Treasurer and
                                                   Secretary of the Company since December 1997; Treasurer and Secretary of
                                                   Cincinnati Bell Inc. ("CBI"), the holding company of an incumbent local exchange carrier, with responsibility for that company's corporate financings, risk management, trust asset management, cash management, corporate investments and rating agency and exchange relationships, from 1991 to December 1997; served in a variety of finance positions with CBI for more than nine years prior thereto. Director of KINNET and Star Funds, a mutual fund affiliated with
                                                   Star Bank, N.A.

                                       3

                                    INFORMATION AS OF MAY 31, 1998 REGARDING THE DIRECTORS WHOSE
                                      TERMS EXPIRE AT THE 2000 ANNUAL MEETING OF STOCKHOLDERS

                 NAME                       AGE                                  BUSINESS EXPERIENCE
                 ----                       ---                                  -------------------

Richard P. Anthony....................      49     Chairman of the Board of Directors, President and Chief Executive Officer of the
                                                   Company since December 1997; held various executive positions with Brooks Fiber since 1993, most recently as Regional President of one of Brooks Fiber's two regions, with responsibility for directing sales, construction and operations in
                                                   25 cities including Oklahoma City, Tulsa, Houston, Austin, Dallas, San Antonio,
                                                   Kansas City and Minneapolis; Senior Vice President of Marketing and Strategy of
                                                   Brooks Fiber from March 1993 to August 1996; Senior Vice President of Strategy,
                                                   Marketing and Network of Intermedia Communications of Florida, Inc., a
                                                   competitive access provider from 1991 to 1993. Director of KINNET.

Fred L. Thurman.......................      48     Director and President of the Telecommunications Services Group of the Company
                                                   since February 18, 1998; President of FirsTel since April 1994; since 1979, a partner in Thurman, Comes, Foley & Co., L.L.C., a public accounting firm in
                                                   Sioux Falls, South Dakota, but in the last several years, not active in the practice.

Reginald J. Hollinger.................      34     Director of the Company since February 18, 1998; Managing Director and Group
                                                   Head of the Telecommunications Investment Banking Group at PaineWebber
                                                   Incorporated ("PaineWebber"), the Company's investment banker, where he has served as a member of the Investment Banking Division's Management Committee,
                                                   since 1997; worked at Morgan Stanley & Co. Incorporated for more than eight years prior thereto.

                       SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth the beneficial ownership of the Company's Common Stock as of May 31, 1998, by (i) each director (including the four nominees), (ii) each executive officer named in the Summary Compensation Table (the "Named Executive Officers"), and (iii) all directors and executive officers of the Company as a group. The Company believes that all of the individuals listed below have sole voting and investment power over their respective shares.

                                                                                               PERCENT OF COMMON
                                 NAME                                    NUMBER OF SHARES    STOCK OUTSTANDING<F1>
                                 ----                                    ----------------    ---------------------
Richard P. Anthony.....................................................     197,255<F2>               1.0%
Robert F. Benton.......................................................          --                    --
Fentress Bracewell.....................................................       1,890                  <F*>
James F. Cragg.........................................................     197,255<F2>               1.0
Todd J. Feist..........................................................      71,429                  <F*>
E. Clarke Garnett......................................................     714,736<F3>               3.6
Reginald J. Hollinger..................................................          --                  <F*>
David M. Mitchell......................................................     185,714                   1.0
Marvin C. Moses........................................................          --                    --
Richard O'Neal.........................................................     680,000<F4>               3.4
Fred L. Thurman........................................................     243,746<F5>               1.2
William H. Zimmer III..................................................         -- <F6>              <F*>
Executive officers and directors as a group (10 persons)...............   2,292,025<F7>              11.3

--------
<F*> Less than one percent.

<F1> Beneficial ownership includes shares of Common Stock subject to options, warrants, rights, conversion privileges or similar obligations exercisable within 60 days for purposes of computing the ownership percentage of the person or group holding such options, warrants, rights, privileges or other obligations. Except as noted, each stockholder has sole voting and dispositive power with respect to all shares beneficially owned by such stockholder.

<F2> Includes 150,000 shares of Common Stock subject to stock options issued by the Company that are immediately exercisable. Does not include 10,000 shares of Common Stock purchased subsequent to the record date.

<F3> Includes 714,286 shares of Common Stock owned by Liberty, the owner of 51%
     of KINNET, as to which E. Clarke Garnett disclaims any beneficial interest.

<F4> Does not include non-transferable ten year warrants to purchase 567,059 shares of Common Stock, one third of which warrants become exercisable on each February 18 of the years 1999, 2000 and 2001, which are held in trust for the benefit of Mr. O'Neal's children. Includes 280,000 shares of Common Stock issuable upon exercise of a warrant at $14.00 per share.

<F5> Includes 13,513 shares of Common Stock issuable upon exercise of a warrant at $14.00 per share and 39,498 shares of Common Stock issuable upon conversion of a 10% convertible note issued by the Company, convertible at $14.00 per share.

<F6> Does not include 6,000 shares of Common Stock purchased subsequent to the record date.

<F7> Includes 633,011 shares of Common Stock which such persons have the right to acquire upon the exercise of options, warrants and convertible notes which are immediately exercisable or convertible.

    The following table sets forth information regarding all persons known to the Company to be the beneficial owner of more than five percent of the Common Stock of the Company as of May 31, 1998.

                    NAME AND ADDRESS                       NUMBER OF SHARES     PERCENTAGE OF CLASS
                    ----------------                       ----------------     -------------------
Rod K. Cutsinger........................................    5,576,458<F1>              28.4%
Consolidation Partners..................................    5,231,300<F1>              26.7

--------
<F1> Based upon information provided by Rod K. Cutsinger (a former director of the Company who resigned in May 1998) and Consolidation Partners, includes 5,231,300 shares of Common Stock owned by Consolidation Partners, a limited liability company in which Rod K. Cutsinger and his wife beneficially own 80% of the interests. The remaining interests are beneficially owned by trusts for the benefit of the Cutsingers' two adult children, including Brad K. Cutsinger, over which Rod K. Cutsinger has sole voting and dispositive power. The address of Messrs. Cutsinger and Consolidation Partners is 3355 West Alabama, Suite 580, Houston, Texas 77098.

                 THE BOARD OF DIRECTORS AND BOARD COMMITTEES;
                           COMPENSATION OF DIRECTORS

BOARD OF DIRECTORS

    The Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall performance of the Company. The Board reviews significant developments affecting the Company and acts on matters requiring Board approval. Each of the directors except Messrs. Fentress Bracewell and Richard O'Neal attended 75% or more of the meetings of the Board which were held during the period between the Company's incorporation and May 31, 1998.

    The Company's Bylaws provide for the establishment of committees of the Board to have, with certain exceptions, such powers and authority of the Board in the management of the Company as are set forth in the resolution creating that committee. The Board has established four such committees having responsibility in specific areas of Board activity, the duties and responsibilities of which are described below.

AUDIT COMMITTEE

    Members: Mr. Fentress Bracewell; new members to be appointed.

    The Audit Committee determines the scope of and the plans for the annual audit of the books and records of the Company and reviews, evaluates and advises the Board with respect to the engagement of independent public accountants. The Audit Committee also reviews the results of the annual audit and the audit report and meets periodically with the independent public accountants to review the adequacy of the Company's internal accounting procedures. When circumstances dictate, the Audit Committee will review and make recommendations to the Board of Directors with respect to the propriety of any contemplated transactions between the Company and its officers, directors and entities controlled by them.

    The Board anticipates that if Messrs. Moses and Mitchell are elected to the Board at the 1998 Annual Meeting, it will appoint them as the members of the Audit Committee.

COMPENSATION COMMITTEE

    Members: Messrs. Fentress Bracewell, Reginald J. Hollinger and David M. Mitchell

    The Compensation Committee consults with the chief executive officer of the Company with respect to the election or appointment of other executive officers. This committee also recommends to the Board of Directors the compensation of the chief executive officer and determines the compensation of the other executive officers and makes awards to executive officers and others under the Company's employee incentive plans.

NOMINATING COMMITTEE

    Members: Messrs. Fentress Bracewell, E. Clarke Garnett and Reginald J. Hollinger

    The Nominating Committee evaluates the performance of existing directors, identifies prospective new directors and nominates candidates to stand for election to the Board of Directors at each annual meeting of stockholders.

GOVERNANCE COMMITTEE

    Members: William H. Zimmer III, E. Clarke Garnett and Reginald J. Hollinger

    The Governance Committee was established by the Board at its meeting on April 29, 1998. The Governance Committee was directed to investigate and recommend a governance model for the Board of Directors, to recommend such committees as it deems necessary to carry out the recommended governance model, to draft such charters for all standing committees of the Board as it deems necessary to carry out the recommended governance model and to investigate the alternatives to resolve the independence of the Audit, Compensation and Nominating Committees.

DIRECTOR COMPENSATION

    Directors of the Company who are also employees of the Company receive no directors' fees but are eligible to receive, and have received, grants of stock options under the Company's 1997 Stock Awards Plan. Non-employee directors receive fees of $1,000 for each Board meeting in which they participate, are reimbursed for reasonable out-of-pocket travel expenditures incurred and receive options to purchase shares of Common Stock pursuant to the 1997 Nonqualified Stock Option Plan for Non-Employee Directors (the "Directors' Plan") upon election to the Board, as described below.

    In October 1997 the Company adopted the Directors' Plan. The Directors'
Plan is administered by the Board of Directors and authorizes the grant of non-qualified stock options to purchase up to 300,000 shares of Common Stock for issuance as non-qualified stock options. Non-employee directors elected or appointed to the Board will receive options to acquire 15,000 shares of Common Stock on the date of their election or appointment. Additional non-qualified stock options to acquire 5,000 shares of Common Stock will thereafter be awarded to each Eligible Director on the date of the annual meeting of stockholders at which he or she is reelected to serve an additional three-year term.

    As of the date of the consummation of the IPO, February 18, 1998, each of Messrs. Fentress Bracewell, E. Clarke Garnett, Reginald J. Hollinger, and David
M. Mitchell were granted non-qualified stock options to purchase 15,000 shares of Common Stock pursuant to the Directors' Plan at the initial public offering price of $14.00 per share. The stock options will vest in equal annual installments on the first, second and third anniversaries of the consummation of the IPO.

                            EXECUTIVE COMPENSATION

    Neither the Company nor its predecessor conducted any operations other than related to the acquisitions and the IPO during 1997 and the Company's predecessor did not pay any compensation prior to June 1996. During 1997 the Company's most highly compensated executive officer and his annualized base salary was Mr. Rod K. Cutsinger (who served as Chairman and Chief Executive Officer until Mr. Richard P. Anthony assumed those positions in December
1997)--$300,000. Mr. Cutsinger is no longer an officer or employee of the Company. In addition to Messrs. Anthony, Zimmer and James F. Cragg (the Company's Executive Vice President, Sales and Marketing who also assumed his position late in 1997), the only other person to serve as an officer of the Company during 1997 was Brad K. Cutsinger, who is no longer employed by the Company. Brad K. Cutsinger is the son of Rod K. Cutsinger. No executive officer of the Company's predecessor received perquisites in 1997, the value of which exceeded the lesser of $50,000 or 10% of the salary and bonus of such executive.

    The persons expected to be the five most highly compensated executive officers of the Company in 1998 and their expected base salaries are:

SUMMARY COMPENSATION TABLE

                                                                                                                  EXPECTED
               NAME                                           TITLE                                              BASE SALARY
               ----                                           -----                                              -----------
Richard P. Anthony                 Chairman of the Board, President and Chief Executive Officer                    $250,000
James F. Cragg                     Executive Vice President, Sales and Marketing                                   $175,000
William H. Zimmer III              Executive Vice President, Chief Financial Officer,                              $185,000
                                     Secretary and Treasurer
Richard O'Neal                     President--Directory Services Group                                             $300,000
Fred L. Thurman                    President--Telecommunications Services Group                                    $175,000

EMPLOYMENT AGREEMENTS

    Mr. Richard P. Anthony entered into a six-year employment agreement with the Company providing for his employment as Chairman of the Board, President and Chief Executive Officer at an annual base salary of $200,000, which increased to $250,000 after February 18, 1998, with a bonus potential equal to 50% of base salary. The agreement provides for a one time $50,000 cash bonus that was paid in December 1997, ten-year options to purchase 150,000 shares of Common Stock at $2.50 per share which vested on March 19, 1998 (which was three months after the date they were granted) and ten-year options to purchase 350,000 shares of Common Stock at the IPO purchase price ($14.00 per share) (the "IPO Price") which vest in three equal increments on the first three anniversaries of the date of grant. The agreement also provides for the grant of options to purchase up to 75,000 shares of Common Stock each year at the current market price on the date of grant if certain targets set by the Compensation Committee are met. Mr. Anthony's options vest immediately upon (i) his death or disability, (ii) his resignation following a change of control, or (iii) the termination of his employment other than "with cause," as defined in his employment agreement. If Mr. Anthony resigns after a change in ownership or management of the Company which significantly alters his job responsibilities or compensation, he will be entitled to his base salary for a period of two years. Unless either Mr. Anthony so resigns or the Company terminates his employment "with cause," Mr. Anthony will be entitled to his base salary for a one year period upon his termination. The employment agreement also provides for a one year post-termination non-competition obligation that is extended to three years if he voluntarily resigns under circumstances that do not involve a change in control.

    Mr. James F. Cragg entered into a six-year employment agreement with the Company providing for his employment as Executive Vice President, Sales and Marketing at an annual base salary of $175,000 with a bonus potential equal to 100% of base salary. The agreement provides for a one-time $100,000 cash bonus that was paid in December 1997, ten-year options to purchase 150,000 shares of Common Stock at $2.50 per share which vest on March 19, 1998 (which was three months after the date they were granted) and ten-year options to purchase 275,000 shares of Common Stock at the IPO Price which vest in three equal increments on the first three anniversaries of the date of grant. The agreement also provides for the grant of options to purchase up to 50,000 shares of Common Stock each year at the current market price on the date of grant, if certain targets set by the Compensation Committee are met. Mr. Cragg's options vest immediately upon (i) his death or disability, (ii) his resignation following a change of control, or (iii) the termination of his employment other than "with cause," as defined in his employment agreement. If Mr. Cragg resigns after a change in ownership or management of the Company which significantly alters his job responsibilities or compensation, he will be entitled to his base salary for a period of two years. Unless either Mr. Cragg so resigns or the Company terminates his employment "with cause," Mr. Cragg will be entitled to his base salary for a one year period upon his termination. The employment agreement also provides for a one year post-termination non-competition obligation that is extended to three years if he voluntarily resigns under circumstances that do not involve a change in control.

    Mr. William H. Zimmer III entered into a six-year employment agreement with the Company providing for his employment as Executive Vice President, Chief Financial Officer, Secretary and Treasurer at an annual base salary of $185,000, with a bonus potential equal to 50% of base salary. The agreement provides for a one time $50,000 cash bonus that was paid in December 1997 and ten-year options to purchase 350,000 shares of Common Stock at the IPO Price which vest in three equal increments on the first three anniversaries of the date of grant. The agreement also provides for the grant of options to purchase up to 50,000 shares of Common Stock each year at the current market price on the date of grant, if certain targets set by the Compensation Committee are met. Mr. Zimmer's options vest upon (i) his death or disability, (ii) his resignation following a change of control, or (iii) the termination of his employment other than "with cause," as defined in his employment agreement.
If Mr. Zimmer resigns after a change in ownership or management of the Company which significantly alters his job responsibilities or compensation, he will be entitled to his base salary for a period of two years. Unless either Mr. Zimmer so resigns or the Company terminates his employment "with cause," Mr. Zimmer will be entitled to his base salary for a one year period upon his termination. The employment agreement also provides for a one year post-termination non-competition obligation that is extended to three years if he voluntarily resigns under circumstances that do not involve a change in control.

    In addition, Messrs. O'Neal, Feist and Thurman have entered into three, five and five-year employment agreements with the respective subsidiaries of the Company of which they are president, that provide for base salaries of $300,000, $110,000 and $175,000, respectively, and a bonus potential ranging from 50% to 63% of base salary. If the Company terminates Mr. O'Neal's employment other than for "cause" (as defined in his agreement) or if Mr. O'Neal resigns under circumstances that he reasonably believes were contrived by Great Western to force his resignation, or after a change in control of the Company, Mr. O'Neal shall be entitled to continue to receive his base salary until the scheduled expiration date of his employment agreement. Mr. Thurman shall be entitled to receive his salary for a period of one year in the event his employer terminates him for a reason other than with "cause" (as defined in his agreement). If Mr.Thurman resigns following a change in control of his employer he shall be entitled to receive his salary for a period of two years. Mr. Feist is entitled to receive his salary for a period of six months if his employer terminates him for a reason other than with "cause" and his salary for a period of one year if he resigns following a change in control of his employer. These agreements contain three-year non-competition covenants. Pursuant to his employment agreement, Mr. Feist was entitled to receive a bonus of $50,000 upon consummation of the IPO which was paid to him shortly after the effective date of the IPO.

OPTION GRANTS

    In mid-1997, the Board of Directors of the Company's predecessor granted ten-year options to purchase 350,000 shares and 175,000 shares of its common stock to Messrs. G. Edward Powell (a former director of the Company who resigned in May 1998) and Brad K. Cutsinger, respectively, at an exercise price of $2.50 per share. One-third of these options vested immediately and the balance vested in equal increments on the first and second anniversaries of the date of grant and would have been accelerated in the event of a change in control of the Company. In mid-1997, the Board of the Company's predecessor granted a similar option to Todd J. Feist covering 250,000 shares of its common stock upon his employment by an acquisition subsidiary of the Company. Prior to the consummation of the IPO, Mr. Feist exchanged this option for a substantially identical option to purchase 250,000 shares of Common Stock issued under the Advanced Communications Group Inc. 1997 Stock Awards Plan. Prior to the consummation of the IPO, Messrs. Powell and Brad Cutsinger also exchanged their options for ten-year, fully vested warrants to purchase a like number of shares of Common Stock at the same exercise price. In late 1997, the Company granted options to purchase an aggregate of 1,275,000 shares of Common Stock to Messrs. Richard P. Anthony, James F. Cragg and William H. Zimmer III as described above under "--Employment Agreements." Contemporaneously with the closing of the IPO, the Board granted (i) five year options to purchase 150,000 shares, and 150,000 shares, respectively, to Richard O'Neal and Fred L. Thurman, and (ii) an aggregate of approximately 500,000, shares of Common Stock to the other officers and employees of various subsidiaries of the Company at an exercise price equal to $14.00 per share, the IPO Price. These options will vest in equal increments over three to five year periods from the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Fentress Bracewell, is a member of the Compensation Committee of the Board of Directors. He is also of counsel to Bracewell & Patterson, L.L.P., the law firm that represented the Company in the IPO, the acquisitions and, until recently, with respect to other legal matters. The legal fees and expenses incurred in connection with the IPO and the acquisitions were approximately $2,350,000, most of which was paid to Bracewell and Patterson L.L.P. Mr. Bracewell will no longer be a director of the Company following the 1998 Annual Meeting and the Company does not anticipate that the services to be rendered by Bracewell & Patterson L.L.P. for the remainder of 1998 will be significant.

    Mr. Reginald Hollinger, a Managing Director and Group Head of the Telecommunications Investment Banking Group at PaineWebber Incorporated and a member of the Investment Banking Division's Management Committee, is also a member of the Board's Compensation Committee. PaineWebber Incorporated is the Company's investment banking firm and served as the lead manager in the Company's IPO. The Company anticipates that it will continue to utilize the services of PaineWebber Incorporated during the remainder of the current fiscal year and thereafter.

    Neither the Board nor Messrs. Bracewell or Hollinger believe these relationships affect in any manner their respective abilities to serve on, or fulfill their obligations to the Company and its stockholders as participating members of the Compensation Committee of the Board of Directors.

    Messrs. Anthony, Cragg and Zimmer, each of whom are executive officers and directors of the Company, serve on the board of directors of KINNET. Mr. E. Clarke Garnett, another director of the Company, is an executive officer of KINNET. Neither the Board nor Messrs. Anthony, Cragg, Garnett or Zimmer believe that this relationship constitutes a compensation committee interlock, inasmuch as Mr. Garnett does not sit on the Compensation Committee of the Company and does not participate in the decisions on the remuneration to be paid by the Company to its executive officers.

             CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

THE ACQUISITIONS

    Simultaneously with the consummation of the IPO, the Company acquired by merger, stock purchase or asset acquisition, a 49% interest in KINNET and all of the issued and outstanding stock (or in four cases, substantially all of the assets) of the subsidiaries previously enumerated, and its predecessor, at which time each subsidiary and the Company's predecessor became a wholly-owned subsidiary of the Company. The aggregate consideration paid by the Company in the Acquisitions includes approximately $84.1 million in cash, 3,383,589 shares of Common Stock, $17.4 million in promissory notes and 1,393,213 warrants or options to purchase Common Stock. Of the aggregate consideration, $30.8 million, $0.2 million, $3.3 million and $1.4 million in cash, was paid to Messrs. O'Neal, Feist, Mitchell and Thurman, respectively, 400,000, 71,429, 185,714 and 190,735 shares of Common Stock were issued to Messrs. O'Neal, Feist, Mitchell and Thurman, respectively; $8.4 million in subordinated notes were issued to Mr. O'Neal; $552,983 in convertible subordinated notes were issued to Mr. Thurman; and 280,000 and 13,513 five-year non-transferable warrants to purchase Common Stock at the IPO Price were issued to Mr. O'Neal and Mr. Thurman, respectively.

    On June 16, 1997, the Company's predecessor issued to the five stockholders of Great Western Directories, as consideration for their execution of a definitive acquisition agreement, three series of non-transferable, ten-year warrants to purchase an aggregate of 756,078 shares of Common Stock at an exercise price of $6.61 per share, subject to adjustment to protect against dilution. The warrants of each series become exercisable upon the first, second and third anniversary dates of the consummation of the IPO. Of these, Mr. O'Neal received warrants to purchase an aggregate of 567,059 shares of Common Stock which the Company understands are being held in trust for the benefit of his children.

OTHER ORGANIZATIONAL MATTERS

    Consolidation Partners Founding Fund, L.L.C., ("CPFF") was organized in June 1996 with a five-year term for the purpose of financing consolidating transactions identified by Mr. Rod K. Cutsinger (a former director of the Company), including a possible transaction in the telecommunications industry. CPFF has two classes of equity interests: Class A interests (the "Class A Interests") and Class B interests (the "Class B Interests"). The holders of the Class A Interests have no right to vote for the election and management of CPFF, such rights having been vested in the holders of the Class B Interests. CPFF was capitalized in September 1996 upon (i) the sale of an aggregate of $1,520,000 in Class A Interests for cash to a limited number of investors, including $50,000 in Class A Interests to Mr. G. Edward Powell, (ii) the issuance of $350,000 in Class A Interests to Mr. Rod K. Cutsinger in exchange for his contribution of certain intangible personal property including business plans, confidentiality agreements, organizational documents and economic projections relating to several consolidating company opportunities, (iii) the issuance of $250,000 in Class A Interests to Mr. Rod K. Cutsinger in exchange for $5,000 in cash and a promissory note in the principal amount of $245,000,
(iv) the issuance of $100,000 in Class A Interests to Mr. Brad K. Cutsinger (the son of Mr. Rod K. Cutsinger) in exchange for $5,000 in cash and a promissory note in the principal amount of $95,000 and (v) the sale of 100% of the Class B Interests to Consolidation Partners for $22,200 in cash. The promissory notes issued by Messrs. Rod and Brad Cutsinger bear interest at 8% per annum, provide that they are payable upon the first to occur of the consummation of the IPO or December 31, 1998 and are secured by a pledge of the acquired interests. The promissory note of Rod Cutsinger was paid in full during 1997. The promissory note of Brad Cutsinger was paid in full during 1998. CPFF used a portion of the proceeds of its initial capitalization to make loans to the Company in the amount of $1.2 million.

    In September 1997, November 1997 and January 1998, CPFF issued an aggregate of $1,880,000 of additional Class A Interests. At the same time, the holders of the Class B Interests contributed an additional $18,990 to the capital of CPFF. In consideration for the agreements of four Class A Interest owners to subscribe and oversubscribe for certain of these Class A Interests, Mr. Rod K. Cutsinger agreed to transfer to such persons for nominal consideration an aggregate of 230,418 shares of his Common Stock. Additionally, in consideration for the subscription of three other existing Class A Interest owners for an aggregate of $200,000 of Class A Interests, Mr. Rod K. Cutsinger transferred to such persons for nominal consideration an aggregate of $44,400 of his Class A Interests. CPFF used the proceeds of the issuance of these additional Class A Interests to increase its loan to the Company to approximately $3.2 million.

    Under the terms of the corporate regulations of CPFF, CPFF is obligated to distribute shares in a consolidating company such as the Company as soon as practicable after the consummation of that company's initial public offering. Shares of Common Stock of the Company are to be distributed to the holders of the Class A and Class B Interests on a fifty-fifty basis until the holders of the Class A Interests have received shares of Common Stock of the Company (valued at the initial public offering price) equal to three times their aggregate investment in CPFF, or $12.3 million. Thereafter, the balance of the shares of Common Stock held by the company will be distributed 25% to the holders of the Class A Interests and 75% to the holders of the Class B Interests. Accordingly, promptly following the resolution of the arbitration involving the principal shareholder of CPFF and Great Western Directories as more particularly described in the next paragraph, it is expected that CPFF will distribute shares of Common Stock to the holders of the Class A Interests (including shares to Messrs. Rod K. Cutsinger and G. Edward Powell) and shares of Common Stock to Consolidation Partners in respect of its Class B Interests. Rod K. Cutsinger and his wife own 80% of the beneficial interests of Consolidation Partners, and the remaining interests are owned by trusts for the benefit of their adult children, including Brad K. Cutsinger. The shares of Common Stock distributed by CPFF will be entitled to certain registration rights and subject to certain lock-up arrangements with the underwriters in the IPO.

    Richard O'Neal, the principal shareholder of Great Western expressed disagreement with the effect of the reverse stock split involving the Company's predecessor prior to the consummation of the IPO on certain warrants that had been issued to the stockholders of Great Western Directories at the time of the execution of the initial acquisition agreement between the Company and Great Western Directories (the "Warrants"). CPFF and Mr. O'Neal agreed to engage in good faith negotiations to determine the type and amount of any consideration appropriately payable by CPFF to the holders of the Warrants following the consummation of the IPO. CPFF and Mr. O'Neal agreed that if a negotiated settlement could not be reached within 45 days after the closing of the IPO, the matter would be referred to binding arbitration and the cost of such arbitration would be borne by CPFF. CPFF agreed not to effect any distribution of Common Stock to its interest owners prior to the resolution of these matters. The resolution of this matter is solely between CPFF and the principal shareholder of Great Western Directories. The Company shall have no liability with respect to the resolution of this matter and no additional Company Common Stock or equivalents will be issued in connection herewith. In no event shall any assets of the Company be used to satisfy any negotiated settlement or arbitration award.

    This matter was scheduled for arbitration on May 21, 1998. CPFF filed an Original Petition, Application for Temporary Restraining Order and Temporary Injunction in the District Court of Harris County, Texas, 334th Judicial Circuit on or about May 19, 1998. The Company understands that pursuant to a court order, arbitration of this matter has been stayed pending a determination by the court of whether the agreement is binding and enforceable.

    In the event of a ruling or determination adverse to CPFF, any payment which may be required by such a ruling or determination will be made solely by CPFF. Such a payment will not involve the assets of the Company or the issuance of additional Common Stock or Common Stock equivalents. However, such a payment may be construed for accounting purposes as a capital contribution by CPFF and deemed a payment by the Company of additional consideration for the Great Western acquisition. This would increase the goodwill associated with the Great Western acquisition and the related amortization charges.

INITIAL CAPITALIZATION

    In connection with its initial capitalization on September 17, 1996, the Company's predecessor issued and sold an aggregate of 8,227,736 (net of subsequent repurchases) shares of its common stock, of which 7,560,780 shares, 378,039 shares, 47,255 shares, 94,510 shares, 7,561 shares and 1,890 shares were acquired by CPFF, Messrs. Rod K. Cutsinger, Brad K. Cutsinger, Frank Bango (a former director of the Company), G. Edward Powell and Fentress Bracewell for $1,000, $10,000, $1,250, $2,500, $200 and $50, respectively. At the same time,
CPFF agreed to loan the Company $1.2 million (increased to $3.2 million through January 12, 1998) pursuant to an 8% promissory note payable upon the earlier of the effectuation of an initial public offering by the Company or December 31, 1998. This promissory note, together with accrued interest thereon, was repaid from the net proceeds of the IPO.

    Between October 14, 1996 and January 3, 1997, the Company's predecessor issued and sold 39,694 shares of common stock at $0.05 per share, of which 37,804 shares were sold to G. Edward Powell for an aggregate of $5,000. During the same period, the Company's predecessor agreed to issue to eight persons for services rendered, five year warrants to purchase an aggregate of 16,256 shares of Common Stock at the IPO Price per share, subject to adjustments to protect against dilution. Additionally, on May 2, 1997, the Company's predecessor issued a ten-year non-transferable warrant to purchase 7,560 shares of its common stock at $2.65 per share, subject to adjustment to protect against dilution, to a consultant in consideration for services rendered to the Company. In July 1997, the Company agreed to issue a similar warrant to purchase 7,560 shares of Common Stock at $6.61 to another consultant. Pursuant to agreements entered into in May and July 1997, the Company agreed to issue an aggregate of 4,540 shares of Common Stock, valued at $6.61 per share, to two consultants in lieu of compensation. With respect to certain other option and warrant grants, see "Executive Compensation--Option Grants." In December 1997, Mr. Rod K. Cutsinger privately placed an aggregate of 70,882 shares of his Common Stock with Richard P. Anthony and another investor at a price of $5.29 per share and agreed to privately place an additional 47,256 shares of Common Stock with James F. Cragg at the same price.

VOTING ARRANGEMENTS

    In the acquisition agreement relating to the investment in KINNET, Liberty (the former owner of 100%, and the present owner of the remaining 51%, of the stock of KINNET) agreed, until the tenth anniversary date of the consummation of the IPO, to be present in person or by proxy at all meetings of stockholders of the Company for quorum purposes. Additionally, Liberty agreed, among other things, not to initiate or solicit stockholders to become participants in any proxy solicitation or induce or attempt to induce others to initiate a tender offer, exchange offer or other change in control of the Company. The Company's Board also agreed, subject to its fiduciary obligations, to nominate as a director an individual designated by Liberty that is reasonably qualified to serve on the board of directors of a publicly held corporation. This obligation expires on the first to occur of the tenth anniversary of the closing of the consummation of the IPO or the reduction of Liberty's ownership of Common Stock below 100,000 shares. Mr. Rod K. Cutsinger has agreed to vote his shares of Common Stock in favor of Liberty's designee nominated by the Board. Mr. Garnett has been designated by Liberty as its initial director nominee.

    In the acquisition agreement relating to Valu-Line, the Company's Board, subject to its fiduciary obligations, agreed to place David M. Mitchell on its Board and renominate Mr. Mitchell as a director from time to time as long as he owns at least 100,000 shares of Common Stock at the time of such renomination.

    The Company and Rod K. Cutsinger are parties to an agreement pursuant to which Mr. Cutsinger, among other things, has agreed that he will not (i) acquire any voting securities of the Company other than the shares of Common Stock, issuable as stock dividends or splits or upon exercise of his options under the Company's Directors' Plan, (ii) sponsor or participate in any proxy solicitations, (iii) enter into or form voting trusts, pooling agreements or groups, (iv) vote any of his shares of Common Stock in opposition to the recommendation of the disinterested members of the Company's board of directors regarding the election or removal of directors and matters relating to a possible change in control of the Company, or (v) directly or indirectly assist, encourage or induce any person to bid or acquire any class of securities that is entitled to vote for the election of directors.

OTHER TRANSACTIONS

    Richard O'Neal is an officer, director and owner of 50% of the outstanding voting securities of Big Stuff, Inc. ("BSI"), a corporation that markets Internet home page development services to business customers and provides high quality yellow page colorizing services to Great Western Directories and other yellow page publishers. During the fiscal year ended December 31, 1997, Great Western Directories paid BSI approximately $1.3 million, for yellow page colorizing services. Great Western Directories and BSI have entered into a Sales Agreement pursuant to which BSI expects to continue to render the foregoing services to Great Western Directories after the IPO upon terms and conditions that the Company considers reasonable under the circumstances. BSI has also agreed to give Great Western Directories the exclusive right to market World Pages in its service areas.

    KINI renders management services to KINNET pursuant to an evergreen Management Agreement dated January 1, 1997 (the "Management Agreement") which is terminable at any time upon six months advance notice of termination. Under the Management Agreement, KINI receives a monthly payment equal to 100% of employee, equipment and other direct costs associated with its management of KINNET for the period plus 15% of such amount. During the year ended December 31, 1997, KINNET paid KINI approximately $3.5 million pursuant to the Management Agreement. The Company does not own any outstanding voting securities of KINI. KINI also renders management services to Liberty under a similar arrangement. E. Clarke Garnett is the President of KINI, KINNET and Liberty.

    Pursuant to a network services agreement, Feist Long Distance transports traffic on KINNET's network. During the year ended December 31, 1997, Feist Long Distance paid KINNET approximately $184,000 for such services. The Company expects that Feist Long Distance's payments to KINNET will increase because Feist Long Distance intends to transfer additional traffic to the KINNET network. The Company also intends when practicable and economical, to transport the long distance traffic of its other telecommunications subsidiaries over the KINNET network.

    The Company currently has a five-year strategic relationship with Feist Publications, Inc. ("FPI"), a 20-year publisher of yellow page directories in 15 markets in Kansas, Texas and Oklahoma, through which the Company's telecommunications sales force has access to FPI's 29,000 yellow page advertisers. FPI has agreed to provide the Company access to its advertising customers and to provide eight information pages in the front of its directories with instructions on how to subscribe to the Company's services as well as free advertising in each of FPI's yellow page directories that are currently in publication. FPI has reserved the right to terminate this agreement if the Company commences the publication of a yellow page directory in any market served by FPI.

ADDITIONAL BACKGROUND INFORMATION

    At the request of the representatives of the underwriters in the recently completed IPO and in consideration of the Company's payment of $1.75 million from the proceeds of the IPO, Mr. Cutsinger entered into a five-year non-competition agreement with the Company commencing February 12, 1998. Under this agreement, Mr. Cutsinger agreed not to engage in any business activity conducted by the Company as of the date of the IPO in those portions of the region in which the Company operated at that date.

COMPANY POLICY

    Except as noted herein, any future transactions with directors, officers, employees or affiliates of the Company are anticipated to be minimal and will, in any case, be approved in advance by a majority of the members of the Governance Committee.

                             INDEPENDENT AUDITORS

    The Company is presently utilizing the services of KPMG Peat Marwick LLP, who have been the Company's independent auditors since its inception in 1997 and who will serve as the Company's independent auditors for the fiscal year ending December 31, 1998. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                     STOCKHOLDER NOMINATIONS AND PROPOSALS

    Stockholder proposals intended for inclusion in the Company's proxy statement and form of proxy to be prepared and distributed in connection with the Company's annual stockholders meeting in 1999 must be received by the Company no later than December 1, 1998. Proposals should be mailed to Advanced Communications Group, Inc., to the attention of the Company's Secretary, William H. Zimmer III, 390 South Woods Mill Road, Suite 150, Chesterfield, Missouri 63017.

    Stockholders wishing to nominate directors or to propose proper business from the floor for consideration at the 1999 Annual Meeting under the Company's Restated Articles, must notify the Company's Secretary in writing. To be timely, the stockholder's notice must be delivered to the Secretary of the Company at its principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting of stockholders. If the annual meeting of stockholders is called for a date that is more than 30 days before or more than 60 days after the anniversary date, in order to be timely, notice by the stockholder must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company.

    If the number of directors to be elected to the Board is increased and there is no "public announcement" (as that term is defined in the Restated Certificate) by the Company naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice with respect to nominees for any new positions created by such increase will be considered timely if it is delivered to the Secretary of the Company at its principal executive offices not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

    Stockholders should note that that the two immediately preceding paragraphs apply only to matters that a stockholder wishes to bring before the other stockholders at the 1999 Annual Meeting without submitting them for possible inclusion in the 1999 proxy materials.

                                 OTHER MATTERS

    As stated elsewhere herein, the Board of Directors knows of no other matters to be presented for consideration at the Annual Meeting by the Board of Directors or by stockholders who have requested inclusion of proposals in the Proxy Statement. If any other matter shall properly come before the meeting, the persons named in the accompanying form of proxy or their substitutes intend to vote on such matters in accordance with their judgment.

    The cost of preparing and mailing this Proxy Statement and the accompanying materials, and the cost of any supplementary solicitations, will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telefax, by regular employees of the Company, without additional compensation. Brokerage firms, banks, nominees and others will be requested to forward proxy materials to the beneficial owners of Common Stock held by them of record, and the Company will reimburse them for their reasonable out-of-pocket and clerical expenses.

July 9, 1998

                     ADVANCED COMMUNICATIONS GROUP, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR ANNUAL MEETING OF STOCKHOLDERS ON JULY 29, 1998

      The undersigned hereby appoints Richard P. Anthony and William H.
Zimmer III, and each of them, with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of ADVANCED COMMUNICATIONS GROUP, INC. (the "Company"), to be held at the Marriott West Hotel and Conference Center, 660 Maryville Centre Drive, St. Louis, MO 63141 on Wednesday, July 29, 1998, at 11:00 a.m. local time, and all adjournments thereof, and to vote, as indicated below, the shares of Common Stock of the Company which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the meeting.

1.    Election of Directors -    FOR all nominees listed below (except       WITHHOLD AUTHORITY
                                 as marked to the contrary below)/ /         to vote for all nominees
                                                                             listed below/ /

    Robert F. Benton         James F. Cragg          David M. Mitchell       Marvin C. Moses



(INSTRUCTION. To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)



2. In their discretion, the proxies are authorized to vote upon any other business which may properly come before the meeting and all adjournments thereof.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR the election of the nominees listed.

      Please date and sign on the reverse side and mail promptly in the enclosed envelope.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby revokes all proxies heretofore given by the undersigned for said meeting. This proxy may be revoked prior to its exercise.





                                             ----------------------------------
                                             Signature




                                             ----------------------------------
                                             Signature if held jointly




Dated:



                     Note: Please sign exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


      PLEASE MARK, SIGN AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.